Exhibit 10.37

AMENDMENT

TO THE CUBIC ENERGY, INC.

2005 STOCK OPTION PLAN

THIS AMENDMENT to the 2005 Stock Option Plan (the “Plan”) is hereby adopted by Cubic Energy, Inc. (the “Company”), effective as of May 7, 2010.

WHEREAS, the Company established the Plan, which was approved by the Company’s shareholders effective as of the date of the Company’s annual meeting of shareholders in 2005; and

WHEREAS, the Company reserved the right to amend the Plan pursuant to Section 17 thereof; and

WHEREAS, the Company desires to amend the Plan to increase the number of shares of the Company’s common stock which may be subject to awards granted under the Plan, which amendment was approved by the Company’s shareholders effective as of the date of the Company’s annual meeting of shareholders in 2010;

NOW THEREFORE, pursuant to Section 17 of the Plan, the first sentence of Section 4 of the Plan is hereby amended to read in its entirety as follows:

Subject to adjustment pursuant to Section 12(a) hereof, the aggregate number of shares of Common Stock that may be issued pursuant to Options granted under this Plan or Bonus Stock Awards under this Plan shall not exceed 5,750,000 shares.

IN WITNESS WHEREOF, and as evidence of the adoption of the foregoing Amendment, the Company has caused this Amendment to be executed by a duly authorized officer effective as of the date first set forth above.

CUBIC ENERGY, INC.

By:	/s/ Jon Stuart Ross
Name:	Jon Stuart Ross
Title:	Secretary